Exhibit 10.8

SVMK INC.

2011 EQUITY INCENTIVE PLAN

1.	Establishment, Purpose and Types of Awards

SVMK Inc., a Delaware corporation (the “Company”), hereby establishes the SVMK INC. 2011 EQUITY INCENTIVE PLAN, as amended (the “Plan”). The purpose of the Plan is to promote the long-term growth and profitability of the Company by (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Company through their future services, and (ii) enabling the Company to attract, retain and reward the best-available persons.

The Plan permits the granting of stock options (including incentive stock options qualifying under Code Section 422 and nonqualified stock options), stock appreciation rights, restricted or unrestricted stock awards, restricted stock units, phantom stock, performance awards, other stock-based awards, or any combination of the foregoing.

2.	Definitions

Under this Plan, except where the context otherwise indicates, the following definitions apply:

(a) “Administrator” means the Board or the committee(s) or officer(s) appointed by the Board that have authority to administer the Plan as provided in Section 3 hereof.

(b) “Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies, and partnerships). For this purpose, “control” shall mean ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity, or the power to direct the management and policies of the entity, by contract or otherwise.

(c) “Award” means any stock option, stock appreciation right, stock award, restricted stock unit, phantom stock award, performance award, or other stock-based award.

(d) “Board” means the Board of Directors of the Company as may be constituted from time to time.

(e) “Change in Control” means any transaction in which the Company (i) shall sell, convey, or otherwise dispose of all or substantially all of its assets, (ii) merge with or into or consolidate with any other corporation, or other entity (other than a wholly owned subsidiary of the Company), (iii) liquidate, dissolve or wind up the Company, either voluntarily or involuntarily, other than in each case: (A) a merger effected solely for the purpose of changing the domicile of the Company, (B) an equity financing in which the Company is the surviving corporation, or (C) a transaction in which the stockholders of the Company immediately prior to the transaction own 50% or more of the voting power of the surviving corporation following the transaction.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Common Stock” means shares of common stock of the Company, par value $0.01 per share.

(h) “Fair Market Value” means, with respect to a share of the Company’s Common Stock for any purpose on a particular date, the value determined by the Administrator; provided, however, that, to the extent necessary and desirable, such determination shall be based on the application of a reasonable valuation method that complies with Section 1.409A-1(b)(5)(iv) of the Code. However, if the Common Stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and listed for trading on a national exchange or market, “Fair Market Value” means, as applicable, (i) the closing price on the relevant date quoted on the New York Stock Exchange, the American Stock Exchange, the Nasdaq Global Select Market, or the Nasdaq Global Market; (ii) the last sale price on the relevant date quoted on the Nasdaq Capital Market; (iii) the average of the high bid and low asked prices on the relevant date quoted on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Inc. or a comparable service as determined in the Administrator’s discretion; or (iv) if the Common Stock is not quoted by any of the above, the average of the closing bid and asked prices on the relevant date furnished by a professional market maker for the Common Stock, or by such other source, selected by the Administrator. If no public trading of the Common Stock occurs on the relevant date but the shares are so listed, then Fair Market Value shall be determined as of the next preceding date on which trading of the Common Stock does occur.

(i) “Grant Agreement” means a written document memorializing the terms and conditions of an Award granted pursuant to the Plan and which shall incorporate the terms of the Plan.

(j) “ISO” means any option intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(k) “Public Offering” means the sale of equity securities in a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, which results in or at any time there is an active trading market in such equity securities (it being understood that such an active trading market shall be deemed to exist if, among other things, such equity securities are listed on a national securities exchange or on the Nasdaq Global Market).

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(l) “Restricted Stock Unit” or “RSU” means the right, granted pursuant to Section 6(d) of the Plan, to receive a number of shares of Common Stock (or the Fair Market Value thereof) equal to the number of RSUs that are released from the applicable restricted period as of such date.

(m) “Section 409A” means Code Section 409A and the Treasury Regulations and other applicable guidance thereunder.

(n) “Stockholders Agreement” means the agreement between the Company and the stockholders of the Company listed on the signature pages thereto, dated as of December 9, 2011, as amended.

3.	Administration

(a) Administration of the Plan. The Plan shall be administered by the Board or by such committee or committees as may be appointed by the Board from time to time. To the extent allowed by applicable law or stock exchange rule, the Board by resolution may authorize an officer or officers to grant Awards (other than stock awards) to other officers and employees of the Company and its Affiliates, and, with respect to the grant of an award only, such officer or officers shall be the Administrator.

(b) Powers of the Administrator. The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.

The Administrator shall have full power and authority in its sole and absolute discretion to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine the eligible persons to whom, and the time or times at which Awards shall be granted; (ii) determine the types of Awards to be granted; (iii) determine the number of shares to be covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate; (v) modify, amend, extend or renew outstanding Awards (to the extent doing so will not result in the imposition of taxes under Section 409A), or accept the surrender of outstanding Awards and substitute new Awards (provided however, that, except as provided in Section 6, 7(c) or 7(j) of the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder); (vi) accelerate or otherwise change the time in which an option or stock appreciation right may be exercised and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award (to the extent doing so will not result in the imposition of taxes under Section 409A or any other applicable tax legislation), including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any grantee’s employment or other relationship with the Company; (vii) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid with respect to a performance period; and (viii) for any purpose, including but not limited to, qualifying for preferred tax treatment under foreign tax laws or otherwise complying with the regulatory requirements of local or foreign jurisdictions, to establish, amend, modify, administer or terminate sub-plans, and prescribe, amend and rescind rules and regulations relating to such sub-plans.

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The Administrator shall have full power and authority, in its sole and absolute discretion, to administer, construe and interpret the Plan, Grant Agreements and all other documents relevant to the Plan and Awards issued thereunder, to establish, amend, rescind and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable, and to correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Administrator shall deem it desirable to carry it into effect.

(c) Non-Uniform Determinations. The Administrator’s determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

(d) Limited Liability. To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

(e) Indemnification. To the maximum extent permitted by law and by the Company’s charter and by-laws, the members of the Administrator shall be indemnified by the Company in respect of all their activities under the Plan.

(f) Effect of Administrator’s Decision. All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any participants in the Plan and any other employee, consultant, or director of the Company, and their respective successors in interest.

4.	Shares Available for the Plan

Subject to adjustments as provided in Section 7(c) of the Plan, (i) the shares of Common Stock that may be issued with respect to Awards granted under the Plan shall not exceed an aggregate of 53,521,344 shares of the Common Stock and (ii) the shares of Common Stock that may be issued pursuant to the exercise of ISOs shall not exceed an aggregate of 53,521,344 shares of Common Stock. The Company shall reserve such number of shares for Awards under the Plan, subject to adjustments as provided in Section 7(c) of the Plan. If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable, or is forfeited or otherwise terminated, surrendered or canceled without the issuance of any shares or other consideration, the shares subject to such Award (or portion thereof) and the forfeited shares shall thereafter be available for further Awards under the Plan; provided, however, that any such

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shares that are surrendered to or repurchased or withheld by the Company in connection with any Award or that are otherwise forfeited after issuance shall not be available for purchase pursuant to ISOs intended to qualify under Code Section 422. Any shares of Common Stock exchanged by a participant or withheld by the Company to satisfy the tax withholding obligations related to any Award under the Plan shall be available for subsequent award under the Plan. Notwithstanding the foregoing, shares of Common Stock that are exchanged by a participant in the Plan or withheld by the Company as full or partial payment in connection with any Award under the Plan, shall not be available for subsequent award under the Plan.

5.	Participation

Participation in the Plan shall be open to all employees, officers, and directors of, and other individuals providing bona fide services to or for, the Company, or of any Affiliate of the Company, as may be selected by the Administrator from time to time. The Administrator may also grant Awards to individuals in connection with hiring, retention or otherwise, prior to the date the individual first performs services for the Company or an Affiliate, provided that such Awards shall not become vested or exercisable, and no shares shall be issued to such individual, prior to the date the individual first commences performance of such services.

6.	Awards

The Administrator, in its sole discretion, establishes the terms of all Awards granted under the Plan. Awards may be granted individually or in tandem with other types of Awards, concurrently with or with respect to outstanding Awards. All Awards are subject to the terms and conditions provided in the Grant Agreement. The Administrator may permit or require in its sole discretion a recipient of an Award to defer such individual’s receipt of the payment of cash or the delivery of Common Stock that would otherwise be due to such individual by virtue of the issuance of, exercise of, payment of, or lapse or waiver of restrictions respecting, any Award in accordance with a separate deferred compensation arrangement with terms and conditions established by the Administrator in its sole discretion, provided that such deferred compensation arrangement complies with, or is exempt from, the requirements of Section 409A.

(a) Stock Options. The Administrator may from time to time grant to eligible participants Awards of ISOs or nonstatutory stock options; provided, however, that Awards of ISOs shall be limited to employees of the Company or of any current or hereafter existing “parent corporation” or “subsidiary corporation,” (as defined in Code Sections 424(e) and (f), respectively) of the Company and any other individuals who are eligible to receive ISOs under the provisions of Code Section 422. Options must have an exercise price at least equal to Fair Market Value as of the date of grant. No stock option shall be an ISO unless so designated by the Administrator at the time of grant or in the Grant Agreement evidencing such stock option. Options granted under the Plan as ISOs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

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(i) If and to the extent any option granted under the Plan intended to qualify as an ISO does not qualify as an ISO, such option shall constitute a separate nonqualified stock option to such extent.

(ii) If a participant in the Plan owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any subsidiary or parent of the Company and an ISO is granted to such participant, the exercise price of such ISO shall be no less than 110% of the Fair Market Value on the date such option is granted.

(iii) If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any subsidiary or parent of the Company and an ISO is granted to such employee, the term of such ISO (to the extent required by the Code at the time of grant) shall be no more than five (5) years from the date of grant.

(iv) To the extent that the aggregate Fair Market Value (determined as of the date the ISO is granted) of shares of Common Stock with respect to which ISOs granted to a participant under this Plan and all other equity compensation plans of the Company or any subsidiary or parent of the Company become exercisable for the first time by the participant during any calendar year exceeds $100,000 (as determined in accordance with Section 422(d) of the Code), the amount of such Fair Market Value attributable to such shares exceeding $100,000 shall be treated as issuable with respect to nonqualified stock options.

(b) Stock Appreciation Rights. The Administrator may from time to time grant Stock Appreciation Rights (“SARs”) to eligible participants. A SAR entitles the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised. The base price per share specified in the Grant Agreement shall not be less than the Fair Market Value on the grant date. Payment by the Company of the amount receivable upon any exercise of a SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. If, upon settlement of the exercise of a SAR a grantee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

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(c) Stock Awards. The Administrator may from time to time grant Awards of restricted or unrestricted Common Stock to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. A stock Award may be paid in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator.

(d) Phantom Stock; Restricted Stock Units. The Administrator may from time to time grant Awards to eligible participants denominated in stock-equivalent units (“phantom stock” or RSUs) in such amounts and on such terms and conditions as it shall determine. Phantom stock units or RSUs granted to a participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Company’s assets. Unless a Grant Agreement provides otherwise, following the lapse of any applicable restricted period, an Award of phantom stock or RSUs may be settled in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator. Except as otherwise provided in the applicable Grant Agreement, the grantee shall not have the rights of a stockholder with respect to any shares of Common Stock represented by a phantom stock unit or RSU solely as a result of the grant of a phantom stock unit or RSU to the grantee.

(e) Performance Awards. The Administrator may, in its discretion, grant performance awards which become payable on account of attainment of one or more performance goals established by the Administrator. Performance awards may be paid by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. Performance goals established by the Administrator may be based on such business criteria of the Company or an Affiliate as selected by the Administrator that apply to an individual or group of individuals, a business unit, or the Company or an Affiliate as a whole, over such performance period as the Administrator may designate.

(f) Other Stock-Based Awards. The Administrator may from time to time grant other stock-based awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. Other stock-based awards may be denominated in cash, in Common Stock or other securities, in stock-equivalent units, in stock appreciation units, in securities or debentures convertible into Common Stock, or in any combination of the foregoing and may be paid in Common Stock or other securities, in cash, or in a combination of Common Stock or other securities and cash, all as determined in the sole discretion of the Administrator.

7.	Miscellaneous

(a) Withholding of Taxes. Grantees and Award holders shall pay to the Company or its Affiliate, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company or its Affiliate

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may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or Award holder. In the event that payment to the Company or its Affiliate of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes and shall not exceed in amount the maximum tax obligation to which an Award holder may be subject in respect of the exercise, vesting and/or settlement, as applicable, of his or her Award.

(b) Non-transferability of Awards. Except as otherwise determined by the Administrator, and in any event in the case of an ISO intended to qualify under Code Section 422 or a SAR granted with respect to an ISO, the following non-transferability provision shall apply to Awards granted under the Plan. Except to the Company, a Plan participant shall not be permitted to, directly or indirectly, sell, transfer, pledge or assign (each a “Transfer”) any Award other than by will and the laws of descent and distribution and any Award shall be exercisable during the Plan participant’s lifetime only by the participant. Except pursuant to the Stockholders Agreement or after the occurrence of a Public Offering of Company equity securities, no shares of Common Stock acquired pursuant to an Award may be Transferred other than by will and the laws of descent and distribution. Any attempt to dispose of an Award of shares of Common Stock acquired pursuant to an Award in contravention of these restrictions shall be null and void ab initio and without effect. Notwithstanding the foregoing provisions of this Section 7(b), a Plan participant shall be permitted to Transfer an Award or shares of Common Stock acquired pursuant to an Award to members of the Plan participant’s immediate family (meaning any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the participant, and shall include adoptive relationships of the participant) or to trusts, partnerships or corporations whose beneficiaries, members or owners are the participant and/or members of the participant’s immediate family, in each case subject to the condition that the Administrator be satisfied that such transfer is being made for estate or tax planning purposes or for gratuitous or donative purposes, without consideration being received therefor and in any event provided that such transferees shall be subject to the same terms and conditions that would have applied to the participant had the participant not so transferred the Award or shares of Common Stock.

(c) Adjustments for Corporate Transactions and Other Events.

(i) Stock Dividend, Stock Split and Reverse Stock Split. In the event of a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, (A) the maximum number of shares of such Common Stock as to which Awards may be granted under this Plan, as provided in Section 4 of the Plan, and (B) the number of shares covered by and the exercise price and other terms of outstanding Awards, shall, without further action of the Board, be adjusted to reflect such event in such manner as equitably determined in the discretion of the Administrator. The Administrator may make adjustments, in its discretion, to address the treatment of fractional shares and fractional cents that arise with respect to outstanding Awards as a result of the stock dividend, stock split or reverse stock split.

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(ii) Non-Change in Control Transactions. Except with respect to the transactions set forth in Section 7(c)(i), in the event of any change affecting the Common Stock, the Company or its capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation, share exchange or other capital transaction, other than any such change that is part of a transaction resulting in a Change in Control of the Company, the Administrator shall make, in such manner in its discretion and without the consent of the holders of Awards, (A) appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan, as provided in Section 4 of the Plan; and (B) any adjustments in outstanding Awards, including but not limited to modifying the number, kind and price of securities subject to Awards.

(iii) Change in Control Transactions. In the event that the Company is a party to a Change in Control, all shares acquired under the Plan and all Awards shall be subject to the agreement of merger, sale or consolidation. Such agreement need not treat all Awards in an identical manner, and it shall provide for one or more of the following with respect to each Award:

(1)	The continuation of the Award by the Company (if the Company is the surviving corporation);

(2)	The assumption of the Award by the surviving corporation or its parent (with respect to stock options, in a manner that complies with Section 424(a) of the Code (whether or not the stock option is an ISO));

(3)	The substitution by the surviving corporation or its parent of a new award for the Award (with respect to stock options in a manner that complies with Section 424(a) of the Code (whether or not the stock option is an ISO);

(4)	Full vesting and exercisability, as applicable, of the Award and full vesting of the shares subject to the Award, followed by the cancellation of the Award. The full vesting and exercisability, as applicable of the Award and full vesting of the shares subject to the Award may be contingent on the closing of such Change in Control. The Plan participant shall be able to exercise any Award that is a stock option during a period of not less than five full business days preceding the effective date of such Change in Control, unless (A) a shorter period is required to permit a timely closing of such Change in Control and (B) such shorter period still offers the Plan participant a reasonable opportunity to exercise such stock option. Any exercise of a stock option during such period may be contingent on the closing of such merger or consolidation or

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(5)	The cancellation of the Award and a payment to the Plan participant equal to the excess of (A) the Fair Market Value of the shares subject to the Award (whether or not the Award is then vested or exercisable, as applicable, or whether such shares are then vested) as of the effective date of such Change in Control over, with respect to any stock option, (B) the exercise price of the stock option. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount.

Notwithstanding anything to the contrary contained in the Grant Agreement, for each Award that constitutes non-exempt deferred compensation under Section 409A and provides for payment upon a Change in Control, a Change in Control shall be deemed to have occurred under the Plan with respect to such Award, resulting in the payment of such Award, only if such Change in Control also constitutes a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company within the meaning of Section 409A.

(iv) Unusual or Nonrecurring Events. The Administrator is authorized to make, in its sole discretion and without the consent of holders of Awards, adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or any unusual or nonrecurring cash dividends, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

Notwithstanding the foregoing, adjustments to ISOs qualifying under Code Section 422 shall be made in accordance with the provisions of Code Section 424(h). In addition, no such adjustment shall cause any Award hereunder which is or becomes subject to Section 409A to fail to comply with the requirements of Section 409A.

(d) Substitution of Awards in Mergers and Acquisitions. Awards may be granted under the Plan from time to time in substitution for awards held by employees, officers, consultants or directors of entities who become or are about to become employees, officers, consultants or directors of the Company or an Affiliate as the result of a merger or consolidation of the employing entity with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets or stock of the employing entity. The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted.

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(e) Other Agreements. As a condition precedent to the grant of any Award under the Plan, the exercise pursuant to such an Award, or to the delivery of certificates for shares issued pursuant to any Award, the grantee or the grantee’s successor or permitted transferee, as the case may be, shall enter into such other agreements, including but not limited to a shareholders’ agreement, as may, from time to time, be identified by the Administrator.

(f) Termination, Amendment and Modification of the Plan. Subject to Section 3(b), the Board may terminate, amend or modify the Plan or any portion thereof at any time. Any amendments to the Plan shall be conditioned upon stockholder approval only to the extent, if any, such approval is required by applicable law (including the Code), as determined by the Administrator. Except as otherwise determined by the Board, termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(g) Non-Guarantee of Employment or Service. Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the service of the Company or its Affiliates or shall interfere in any way with the right of the Company to terminate such service at any time with or without cause or notice and whether or not such termination results in (i) the failure of any Award to vest; (ii) the forfeiture of any unvested or vested portion of any Award; and/or (iii) any other adverse effect on the individual’s interests under the Plan.

(h) Compliance with Securities Laws; Listing and Registration. If at any time the Administrator determines that the delivery of Common Stock under the Plan is or may be unlawful under the laws of any applicable jurisdiction, or Federal, state or foreign securities laws, the right to exercise an Award or receive shares of Common Stock pursuant to an Award shall be suspended until the Administrator determines that such delivery is lawful. The Company shall have no obligation to effect any registration or qualification of the Common Stock under Federal, state or foreign laws.

The Company may require that a grantee, as a condition to exercise of an Award, and as a condition to the delivery of any share certificate, make such written representations (including representations to the effect that such person will not dispose of the Common Stock so acquired in violation of Federal, state or foreign securities laws) and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue the Common Stock in compliance with applicable Federal, state or foreign securities laws. The stock certificates for any shares of Common Stock issued pursuant to this Plan may bear a legend restricting transferability of the shares of Common Stock unless such shares are registered or an exemption from registration is available under the Securities Act of 1933, as amended, and applicable state or foreign securities laws.

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(i) Market Stand-Off. Each grantee of an Award will not, directly or indirectly, without the prior written consent of the Company and the managing underwriter(s), (i) during the period commencing on the date of the final prospectus relating to a Public Offering and ending on the date specified by the Company and the managing underwriter(s) (such period not to exceed one hundred eighty (180) calendar days), and (ii) during the period commencing on the date of the final prospectus relating to any subsequent underwritten Public Offering by the Company of its capital stock to the public effected pursuant to an effective registration under the Securities Act of 1933, as amended (other than a registration on Form S-4 or Form S8 or any successor forms) and ending on the date specified by the Company and managing underwriter(s) (such period not to exceed ninety (90) calendar days): (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any securities of the Company (whether such securities are then owned by the grantee or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any securities of the Company, whether any such transaction described in clauses (i) or (ii) above is to be settled by delivery of securities, in cash or otherwise. Each grantee further agrees to execute such agreements as may be reasonably requested by the underwriters in the Public Offering that are consistent with this Section 7(i) or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply to all holders of securities subject to such agreements pro rata based on the number of shares subject to such agreements (after giving effect to any underwriter “cut-back” priority provisions as to which such shares are subject).

(j) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(k) Section 409A. The intent of the Company is that Awards granted under the Plan comply with Section 409A to the extent subject thereto, or be exempt therefrom, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, no payment or distribution under this Plan that constitutes an item of deferred compensation under Section 409A and becomes payable by reason of the Award holder’s termination of employment or service with the Company will be made to such Award holder unless such Award holder’s termination of employment or service constitutes a “separation from service” within the meaning of Section 409A. Notwithstanding anything to the contrary in the Plan, to the extent required in order to avoid accelerated taxation

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and/or tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following an Award holder’s termination of employment shall instead be paid on the first business day after the date that is six (6) months following the Award holder’s separation from service (or upon the Award holder’s death, if earlier). In addition, for purposes of the Plan, each amount to be paid to the Award holder pursuant to the Plan, which constitutes deferred compensation subject to Section 409A, shall be construed as a separate identified payment for purposes of Section 409A.

(l) Governing Law. The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Delaware, without regard to its conflict of laws principles.

(m) Effective Date; Termination Date. The Plan shall be effective as of December 9, 2011, the date the Board adopted and approved the Plan. No Award shall be granted under the Plan after the close of business on the day immediately preceding the tenth anniversary of the effective date of the Plan, or if earlier, the tenth anniversary of the date this Plan is approved by the stockholders. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

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APPENDIX A

PROVISIONS FOR CALIFORNIA RESIDENTS

With respect to Awards granted to California residents prior to a public offering of capital stock of the Company that is effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended, and only to the extent required by applicable law, the following provisions shall apply notwithstanding anything in this Plan or a Grant Agreement to the contrary:

1. With respect to any Award granted in the form of a stock option pursuant to Section 6(a) of the Plan:

(a) The exercise period shall be no more than 120 months from the date the option is granted.

(b) The options shall be non-transferable other than by will, by the laws of descent and distribution, or, if and to the extent permitted under the Grant Agreement, to a revocable trust or as permitted by Rule 701 of the Securities Act of 1933, as amended (17 C.F.R. 230.701).

(c) Unless employment is terminated for “cause” as defined by applicable law, the terms of the Plan or Grant Agreement, or a contract of employment, the right to exercise the option in the event of termination of employment, to the extent that the Award recipient is entitled to exercise on the date employment terminates, will continue until the earlier of the option expiration date, or:

(1) At least 6 months from the date of termination if termination was caused by death or disability.

(2) At least 30 days from the date of termination if termination was caused by other than death or disability.

2. With respect to an Award, granted pursuant to Section 6(c) of the Plan, that provides the Award recipient the right to purchase stock, the Award shall be non-transferable other than by will, by the laws of descent and distribution, or, if and to the extent permitted under the Grant Agreement, to a revocable trust or as permitted by Rule 701 of the Securities Act of 1933, as amended (17 C.F.R. 230.701).

3. The Plan shall have a termination date of not more than 10 years from the date the Plan is adopted by the Board or the date the Plan is approved by the security holders, whichever is earlier.

4. Security holders representing a majority of the Company’s outstanding securities entitled to vote must approve the Plan by the later of (a) 12 months after the date the Plan is adopted or (b) 12 months after the granting of any Award to a resident of California. Any option exercised or any securities purchased before security holder approval is obtained must be rescinded if security holder approval is not obtained within the period described in the preceding sentence. Such securities shall not be counted in determining whether such approval is obtained.

A - 1

5. In the event of a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification or other distribution of the Company’s equity securities without the receipt of consideration by the Company, of or on the Common Stock, the number of shares covered by and the exercise price of such Awards will, without further action of the Board, be proportionally adjusted to reflect such event.

6. The Company will provide financial statements to each Award recipient annually during the period such individual has Awards outstanding, or as otherwise required under Section 260.140.46 of Title 10 of the California Code of Regulations. Notwithstanding the foregoing, the Company will not be required to provide such financial statements to Award recipients when the Plan complies with all conditions of Rule 701 of the Securities Act of 1933, as amended (17 C.F.R. 230.701); provided that for purposes of determining such compliance, any registered domestic partner shall be considered a “family member” as that term is defined in Rule 701.

7. This Appendix A is intended to comply with Section 25102(o) of the California Corporations Code. Any provision of this Plan which is inconsistent with Section 25102(o), including without limitation any provision of this Plan that is more restrictive than would be permitted by Section 25102(o) as amended from time to time, shall, without further act or amendment by the Board, be reformed to comply with the provisions of Section 25102(o). If at any time the Administrator determines that the delivery of Common Stock or the granting of any Award under the Plan is or may be unlawful under the laws of any applicable jurisdiction, or federal or state securities laws, the right to receive or exercise an Award or receive shares of Common Stock pursuant to an Award shall be suspended until the Administrator determines that such delivery is lawful. The Company shall have no obligation to effect any registration or qualification of the Common Stock under Federal or state laws.

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AMENDED PLAN APPROVAL

Date Approved by the Board: Feb. 16, 2018

Date Approved by the Stockholders: Feb. 26, 2018

SVMK INC.

2011 EQUITY INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AWARD AGREEMENT

This Nonqualified Stock Option Award Agreement (this “Grant Agreement”) is hereby entered into by and between SVMK Inc., a Delaware corporation (the “Company”), and                      , dated and effective as of                          (the “Date of Grant”).

WHEREAS, you have been designated by the Administrator to participate in the SVMK Inc. 2011 Equity Incentive Plan (the “Plan”) (capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Plan);

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the Company and you agree as follows:

1. Grant. Pursuant to the provisions of the Plan, all of the terms of which are incorporated herein by reference unless otherwise provided herein, the Company hereby grants to you the number of options to purchase shares of Common Stock as set forth on the signature page hereto (the “ Options”), each such Option initially representing the right and option, subject to adjustment as provided in the Plan, to purchase one share of Common Stock. These Options are not intended to be incentive stock options under Code Section 422.

2. Exercise Price. The exercise price of the shares of Common Stock subject to the Options is set forth on the signature page hereto, and is subject to adjustment as provided herein and in the Plan.

3. Term of Options; Vesting Schedule. The Options may, subject to the vesting and termination provisions hereof and in the Plan, be exercised only during the period commencing on the Date of Grant and continuing until the close of business on the tenth anniversary of the Date of Grant (the “ Option Period”). Except as otherwise provided herein or in the Plan, the Options shall vest according to the vesting schedule set forth on the signature page hereto, subject to your continued employment with the Company or its Affiliates on each such vesting date. For the avoidance of doubt, the Options may be exercised prior to becoming vested for Restricted Stock as described in Section 4 below.

4. Exercise of Option; Early Exercise. Except as otherwise permitted by the Administrator, in order to exercise the Option, you shall, at least five (5) business days prior to the intended exercise date, submit to the Company an instrument in writing specifying the number of shares of Common Stock in respect of which the Option is being exercised, accompanied by payment, in cash (or a cash equivalent) of the exercise price of the shares of Common Stock in respect of which the Option is being exercised. Payment of the exercise price in whole or in part may also be made: (i) to the extent permitted by applicable law, by means of any cashless exercise procedure approved by the Administrator; (ii) in the form of unrestricted shares of Common Stock already owned by you (based on the Fair Market Value on the date the Option is exercised); (iii) any other form of consideration approved by the Administrator and permitted by applicable law; or (iv) any combination of the foregoing. Payment of cash may be by personal check, cashier’s check, or money market draft on your own account payable to the order of the Company or such other means as the Administrator shall determine. An exercise is effective only upon receipt of both the written notice and the payment in full of the exercise price. Any exercise of the Option shall be subject to your satisfaction of your tax obligations under Section 7(a) of the Plan and subject to your execution of the Stockholders Agreement. Shares of Common Stock shall then be issued by the Company (unless you are exercising your Options before they have vested for Restricted Stock as described below); provided, however, that the Company shall not be obligated to issue any shares of Common Stock hereunder if the issuance of such shares would violate the provisions of any applicable law or if you have not become a party to the Stockholders Agreement. Your exercise rights during the Option Period shall be subject to the limitations provided herein and as provided in the Plan and shall be subject to earlier termination as provided herein and in the Plan. At the end of the Option Period or, if earlier, the termination of the period of exercisability as provided herein or in the Plan, the Options shall terminate.

Notwithstanding anything herein to the contrary, any unvested Options granted hereunder shall be immediately exercisable as of the Date of Grant, in accordance with Section 4 hereof and the terms of the Plan. In exchange for your exercise of any unvested Options, you shall be granted Restricted Stock subject to your agreement to enter into a Restricted Stock Award Agreement with the Company, substantially in the form attached hereto as Appendix A, which shall govern the terms and conditions of your grant. Your Restricted Stock will be subject to the same vesting schedule as set forth herein for your Options and as would otherwise have applied to your Options had you not elected to early exercise your Options granted hereunder.

5. Termination of Employment with or Service to the Company. Except as provided above, in the event your employment with or service to the Company is terminated, any unvested Options granted under this Grant Agreement shall be immediately cancelled without any payment therefor; provided, however, that if you exercise your Options before they have vested for Restricted Stock, in the event your employment with or service to the Company is terminated, any unvested Restricted Stock shall be subject to the terms of your applicable Restricted Stock Award Agreement. Notwithstanding anything herein to the contrary, the terms of any employment or service agreement between you and the Company regarding your right, if any, to exercise Options granted to you shall supersede such terms of the Plan and this Grant Agreement.

In the event your employment with or service to the Company is terminated other than for Cause, to the extent you are entitled to exercise your Option on the date of such termination, your right to exercise your Option shall continue until the earliest of (i) the Option expiration date; (ii) six (6) months from the date of termination if termination was caused by death or disability; or (iii) three (3) months from the date of termination if termination was caused by other than death or disability. In the event your employment with or service to the Company is terminated for Cause, any outstanding Options shall immediately be cancelled and expire.

For purposes of this Agreement, “Cause” means, unless such term or an equivalent term is otherwise defined with respect to an Award in a written contract of employment or service of any of the following: (i) your conviction of a felony or other crime involving moral turpitude or the commission of any other act or omission involving dishonesty, disloyalty or fraud with respect to the Company (or any direct or indirect subsidiary) or any of its customers or suppliers, (ii) your reporting to work under the influence of alcohol or illegal drugs, the use of illegal drugs (whether or not at the workplace) or other repeated conduct causing the Company substantial public disgrace or disrepute or substantial economic harm, (iii) your willful, substantial and repeated failure to perform duties as reasonably directed by the Chief Executive Officer or the Board, (iv) any act or omission by aiding or abetting a competitor, supplier or customer of the Company (or any direct or indirect subsidiary) to the material disadvantage or detriment of the Company (or any direct or indirect subsidiary), (v) your breach of fiduciary duty, gross negligence or willful misconduct with respect to the Company (or any direct or indirect subsidiary) or (vi) any other material breach by you of your offer letter or the Employee Nondisclosure, Assignment and Non-Solicitation Agreement which has a material and adverse economic impact to the Company (or any direct or indirect subsidiary) and which is not cured to the reasonable satisfaction of the Chief Executive Officer or the Board within fifteen (15) days after written notice thereof. For purposes of this definition, no act or failure to act, shall be considered “willful” unless it is done, or omitted to be done, by you in bad faith or without reasonable belief that such action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by you in good faith and in the best interests of the Company. If the Company does not deliver to you a notice within sixty (60) days after the Chief Executive Officer and the Board have knowledge that an event constituting Cause has occurred, the event will no longer constitute Cause.

6. Agreement Subject to Plan. The grant of Options evidenced hereby is made pursuant to all of the provisions of the Plan, and this Grant Agreement is intended, and shall be interpreted in a manner, to comply with the Plan. Any provision of this Grant Agreement that is inconsistent with the Plan shall, unless stated otherwise in the Plan, be superseded by and governed by the Plan.

7. Non-transferability. The Options are hereby subject to Section 7(b) of the Plan regarding non-transferability of Awards. In addition, shares of Common Stock acquired upon exercise of the Options may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except with the prior written consent of the Board.

8. Disputes and Disagreements. Any dispute or disagreement that may arise under or as a result of or pursuant to this Grant Agreement shall be determined by the Administrator in its sole discretion, and any interpretation by the Administrator of the terms of this Grant Agreement shall be final, binding, and conclusive.

9. No Rights to Continuation of Employment or Service. Nothing in the Plan or this Grant Agreement shall confer upon you any right to continue in the employ of or service to the Company or its Affiliates or shall interfere with or restrict the right of the Company to terminate your employment with or service to the Company or its Affiliates at any time for any reason whatsoever.

10. Governing Law. This Grant Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choices of laws, of the State of Delaware.

11. Agreement Binding on Successors. The terms of this Grant Agreement shall be binding upon you and upon your heirs, executors, administrators, personal representatives, transferees, assignees, and successors in interest, and upon the Company and its successors and assignees.

12. No Assignment. Notwithstanding anything to the contrary in this Grant Agreement, neither this Grant Agreement nor any rights granted herein shall be assignable by you.

13. Necessary Acts. You hereby agree to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Grant Agreement, including but not limited to all acts and documents related to compliance with Federal or state securities or tax laws.

14. Invalid Provisions. If any provision of this Grant Agreement is found to be invalid or otherwise unenforceable under any applicable laws, such invalidity or unenforceability shall not be construed as rendering any other provisions contained in this Grant Agreement invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid and unenforceable provision was not contained herein.

15. Notices. All notices or other communications required or permitted hereunder shall be in writing, and shall be sufficient in all respects only if delivered in person or sent via certified mail, postage prepaid, or by overnight expedited delivery service such as Federal Express or DHL, or facsimile, addressed as follows:

To the Company: SVMK Inc. Attention: Stock Administration

One Curiosity Way

San Mateo, CA 94403

smequity@surveymonkey.com

To You: At your home address on file with the Company

16. Entire Agreement. This Grant Agreement, the Plan and the Stockholders Agreement contain the entire agreement and understanding among the parties as to the subject matter hereof.

17. Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any Section of this Grant Agreement.

18. Counterparts. This Grant Agreement may be executed in counterparts, each of which shall be deemed to be an original, and taken together shall constitute one and the same document.

19. Amendment. No amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.

20. Section 409A. Any payments described herein that are due within the “short-term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary herein or in the Plan, no payment or distribution under this Grant Agreement that constitutes an item of deferred compensation under Section 409A and becomes payable by reason of your termination of employment or service with the Company will be made to you unless your termination of employment or service constitutes a “separation from service” within the meaning of Section 409A. Notwithstanding anything to the contrary herein or in the Plan, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Grant Agreement during the six (6) month period immediately following your termination of employment shall instead be paid on the first business day after the date that is six (6) months following your separation from service (or upon your death, if earlier). In addition, each amount to be paid to you pursuant to the Grant Agreement, which constitutes deferred compensation subject to Section 409A, shall be construed as a separate identified payment for purposes of Section 409A.

Signature Page Follows

This Grant Agreement is hereby executed this          day of                             , 20        , by and between:

NAME

Tim Maly

Chief Operating Officer and Chief Financial Officer

SVMK Inc.

Grant Details

Date of Grant:

Grant number:

# of Options:

Exercise price:                      per share of Common Stock

Vesting Schedule:

[NSO grant vests in four years. 1/4th of the total number of NSOs will vest on                          and 1/16th of the total number of NSOs will vest quarterly thereafter for the remaining 12 quarters, subject to the optionee’s continued employment or service to the Company until fully vested.]

NOTICE OF EXERCISE OF STOCK OPTION

SVMK Inc.

Attention: Stock Administration

One Curiosity Way

San Mateo, CA 94403

smequity@surveymonkey.com

Ladies and Gentlemen:

The undersigned hereby elects to exercise the option indicated below:

Option Grant Date:

Type of Option:

Grant Number:

Number of Shares Being Exercised:

Exercise Price Per Share: $

Total Exercise Price: $

Method of Payment:

Enclosed herewith is payment in full of the total exercise price and tax withholding amount (if applicable) and a copy of the Stock Option Award Agreement.

My exact name, current address and social security number for purposes of the stock certificates to be issued and the stockholder list of the Company are:

Name:

Address:

Social Security Number:

Sincerely,

Dated:

(Optionee’s Signature)

SVMK INC.

2011 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

This Restricted Stock Unit Award Agreement (this “Grant Agreement”) is hereby entered into by and between SVMK Inc., (formerly doing business as SurveyMonkey Inc.) a Delaware corporation (the “Company”), and                     , dated and effective as of                          (the “Date of Grant”).

1. Definitions. Capitalized terms used in this Grant Agreement but not otherwise defined shall have the meanings set forth in the SVMK Inc. 2011 Equity Incentive Plan (the “Plan”).

2. Restricted Stock Units (“RSUs”). Under the terms and conditions set forth under the Plan and under this Grant Agreement, you are hereby granted the number of RSUs as set forth on the signature page hereto.

3. Vesting of RSUs. You will receive a benefit with respect to an RSU only if it vests. The vesting date (“Vesting Date”) of an RSU is the first date upon which both of the following requirements are satisfied with respect to that particular RSU: (i) a time and service-based requirement, the “Service-Based Requirement” and (ii) the “Liquidity Event Requirement” (each as described below). For purposes of clarification, the RSUs will not vest (in whole or in part) until the occurrence of a Liquidity Event (as defined below) at which the time Original Vesting Schedule (as defined below) will apply. Your RSUs will not vest (in whole or in part) and will expire if only one or neither of these requirements is satisfied on or before the 7-year anniversary of the Date of Grant (the “Expiration Date”).

The Liquidity Event Requirement will be satisfied (as to any then-outstanding RSUs that have not previously been terminated pursuant to Section 5 of this Agreement) upon the earlier to occur of (A) the expiration of the lock-up period following a Public Offering or (B) a Change in Control where the consideration paid for the Company’s common stock is cash, equity securities that are publicly traded, or a combination of both (each, a “Liquidity Event”).

The Service-Based Requirement will be satisfied as set forth on Addendum 1 hereto.

Upon a Liquidity Event, that number of RSUs that would have otherwise vested based on the Original Vesting Schedule will vest on the Liquidity Event, with the remaining unvested RSUs (if any) vesting thereafter in accordance with the Original Vesting Schedule.

Notwithstanding anything to the contrary contained herein, the Company may, at any time and in its sole discretion, make an offer to repurchase any of the RSUs, whether through a tender offer or any other purchase or exchange mechanism approved by the Board.

4. Settlement of RSUs. Unless the Board determines otherwise, following the Vesting Date of your Award of RSUs you shall be entitled to receive one share of Common Stock for each vested RSU granted to you pursuant to your Award. Settlement of your RSUs is subject to your satisfaction of your tax obligations under Section 7(a) of the Plan and subject to your execution of the Stockholders Agreement. The Company will settle each RSU as soon as practicable following its applicable Vesting Date, but in no event later than 2-1/2 months after the end of the year in which the Vesting Date with respect to such RSU occurs. At its discretion, and subject to any requirements and restrictions imposed by applicable law, the Company may permit the satisfaction of such tax obligations by withholding from such delivery of Common Stock a number of shares of Common Stock sufficient to satisfy any taxes or other amounts required by any governmental authority to be withheld and paid over to such authority for your account, or shall otherwise make arrangements satisfactory to the Administrator for the payment or withholding of such amounts.

5. Termination of Employment with or Service to the Company. In the event your employment with or service to the Company is terminated, any RSU granted under this Grant Agreement with respect to which the Service-Based Requirement or the Liquidity Event Requirement has not been satisfied as of the termination date shall be immediately cancelled without any payment therefor regardless of the occurrence of a Liquidity Event thereafter. If the terms of any employment or service agreement between you and the Company (or any of its affiliates) regarding your right, if any, to the vesting of RSUs granted to you are inconsistent with this Grant Agreement, then this Grant Agreement will prevail and supersede such terms of the employment or service agreement to the extent of the inconsistency.

6. Agreement Subject to Plan. The grant of RSUs evidenced hereby is made pursuant to all of the provisions of the Plan, and this Grant Agreement is intended, and shall be interpreted in a manner, to comply with the Plan. Any provision of this Grant Agreement that is inconsistent with the Plan shall, unless stated otherwise in the Plan, be superseded by and governed by the Plan.

7. Non-transferability. The RSUs are hereby subject to Section 7(b) of the Plan regarding non-transferability of Awards. In addition, any shares of Common Stock received in connection with the vesting of RSUs may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except with the prior written consent of the Board.

8. Disputes and Disagreements. Any dispute or disagreement that may arise under or as a result of or pursuant to this Grant Agreement shall be determined by the Administrator in its sole discretion, and any interpretation by the Administrator of the terms of this Grant Agreement shall be final, binding, and conclusive.

9. No Rights to Continuation of Employment or Service. Nothing in the Plan or this Grant Agreement shall confer upon you any right to continue in the employ of or service to the Company or its Affiliates or shall interfere with or restrict the right of the Company to terminate your employment with or service to the Company or its Affiliates at any time for any reason whatsoever.

10. Governing Law. This Grant Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choices of laws, of the State of Delaware.

11. Agreement Binding on Successors. The terms of this Grant Agreement shall be binding upon you and upon your heirs, executors, administrators, personal representatives, transferees, assignees, and successors in interest, and upon the Company and its successors and assignees.

12. No Assignment. Notwithstanding anything to the contrary in this Grant Agreement, neither this Grant Agreement nor any rights granted herein shall be assignable by you.

13. Necessary Acts. You hereby agree to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Grant Agreement, including but not limited to all acts and documents related to compliance with Federal or state securities or tax laws.

14. Invalid Provisions. If any provision of this Grant Agreement is found to be invalid or otherwise unenforceable under any applicable laws, such invalidity or unenforceability shall not be construed as rendering any other provisions contained in this Grant Agreement invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid and unenforceable provision was not contained herein.

15. Notices. All notices or other communications required or permitted hereunder shall be in writing, and shall be sufficient in all respects only if delivered in person or sent via certified mail, postage prepaid, or by overnight expedited delivery service such as Federal Express or DHL, or facsimile, addressed as follows:

To the Company: SVMK Inc. Attention: Stock Administration

One Curiosity Way

San Mateo, CA 94403

With a cc to: smequity@surveymonkey.com

To You: At your home or email address on file with the Company

16. Entire Agreement. This Grant Agreement (including any applicable addenda thereto), the Plan and the Stockholders Agreement contain the entire agreement and understanding among the parties as to the subject matter hereof.

17. Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any Section of this Grant Agreement.

18. Counterparts. This Grant Agreement may be executed in counterparts, each of which shall be deemed to be an original, and taken together shall constitute one and the same document.

19. Amendment. No amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.

20. Section 409A. Any payments described herein that are due within the “short-term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary herein or in the Plan, no payment or distribution under this Grant Agreement that constitutes an item of deferred compensation under Section 409A and becomes payable by reason of your termination of employment or service with the Company will be made to you unless your termination of employment or service constitutes a “separation from service” within the meaning of Section 409A. Notwithstanding anything to the contrary herein or in the Plan, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Grant Agreement during the six (6) month period immediately following your termination of employment shall instead be paid on the first business day after the date that is six (6) months following your separation from service (or upon your death, if earlier). In addition, each amount to be paid to you pursuant to the Grant Agreement, which constitutes deferred compensation subject to Section 409A, shall be construed as a separate identified payment for purposes of Section 409A.

21. Jurisdiction-Specific Addenda. This Grant Agreement incorporates several addenda, one or more of which may apply to you depending on where you are located.

Signature Page Follows

This Grant Agreement is hereby executed this          day of                         , 20        , by and between:

NAME

Timothy Maly

Chief Operating Officer & Chief Financial Officer

SVMK Inc.

ADDENDUM 1

Service-Based Requirement Schedule

The Service-Based Requirement for the RSUs granted under this Agreement will be met in the installments identified in the Grant Details section below, provided that you continue to be employed by, or to provide services to, the Company (or an affiliate of the Company) on each such date.

Grant Details

Date of Grant:

Grant number:

# of shares of Restricted Stock Units:

Service-Based Requirement schedule:

Service-based RSUs vesting over 4 years but only on or after a Liquidity Event. No RSUs will vest prior to a Liquidity Event. Subject to your continued employment or service through a Liquidity Event, a number of RSUs will vest as if this award had been vesting pursuant to the Original Vesting Schedule (as defined below). Following the Liquidity Event, this award will continue vesting in accordance with the Original Vesting Schedule subject to your continued employment or service through each applicable vesting date. 1/4th of the total number of RSUs will meet the Service-Based Requirement on                      and 1/16th of the total number of RSUs will meet the Service-Based Requirement quarterly thereafter for the remaining 12 quarters, subject to your continued employment or service to the Company until fully vested (the “Original Vesting Schedule”). In the event your continued employment or service to the Company terminates before you vest in the RSUs, the RSUs will immediately terminate.

IRELAND ADDENDUM TO THE

SVMK INC. RESTRICTED STOCK UNIT AWARD AGREEMENT

This Ireland Addendum to the SVMK Inc. Restricted Stock Unit Award Agreement (“Ireland RSU Addendum”) supplements and forms a part of the SVMK Inc. Restricted Stock Unit Award Agreement (“Grant Agreement”).

If there is any conflict or inconsistency between this Ireland RSU Addendum and the remainder of the Grant Agreement, this Ireland RSU Addendum will prevail to the extent of the conflict.

1.	Applicability of Addendum. This Ireland RSU Addendum only applies to you if you are an employee or other service provider of SurveyMonkey Europe UC, a company organised in Ireland that is an affiliate of the Company.

2.	No Repurchase of RSUs. The following sentence in Section 3 of the Grant Agreement is hereby deleted: “Notwithstanding anything to the contrary contained herein, the Company may, at any time and in its sole discretion, make an offer to repurchase any of the RSUs, whether through a tender offer or any other purchase or exchange mechanism approved by the Board.”

3.	No Rights to Continuation of Employment or Service. Section 9 of the Grant Agreement is deleted and replaced in its entirety with the following:

9. No Rights to Continuation of Employment or Service; No Compensation for Losses. Nothing in the Plan or this Grant Agreement shall confer upon you any right to continue in the employ of or service to the Company or its Affiliates or shall interfere with or restrict any right that the Company may have to terminate your employment with or service to the Company or its Affiliates at any time for any reason whatsoever (subject to applicable law). Under no circumstances on ceasing to be an employee or executive director of the Company (or any direct or indirect subsidiary) will you be entitled to any compensation for loss of any right or benefit, or prospective right or benefit, under the Plan which you might otherwise have enjoyed (whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise howsoever).

4.	Consent to Electronic Notices. You hereby consent to the receipt of electronic notifications, documents, payments or other communications relating to your participation in the Plan or the Company’s Common Stock. Any communication, document or notice provided to you by electronic transmission shall be sent to the email address on file with the Company, or with the Company’s Plan administrator. You may revoke this consent at any time by written notice to the Company.

5.	Data Protection. By signing this Grant Agreement, you consent to the Company and its Affiliates sharing and exchanging your information held in order to administer and operate the Plan (including personal details, data relating to my participation, salary, taxation and employment and sensitive personal data e.g. data relating to physical or mental health, criminal conviction or the alleged commission of offences) (“your Information”) and providing the Company’s and/or its Affiliates’ agents and/or third parties with your Information for the administration and operation of the Plan and you accept that this may involve your Information being sent to a country outside the European Economic Area which may not have the same level of data protection laws as Ireland. You acknowledge that you have the right to request a list of the names and addresses of any potential recipients of your Information and to review and correct your Information by contacting your local human resources representative. You acknowledge that the collection, processing and transfer of your Information is important to Plan administration and that failure to consent to same may prohibit participation in the Plan.

*    *    *    *    *

ONTARIO ADDENDUM TO THE

SVMK INC. RESTRICTED STOCK UNIT AWARD AGREEMENT

This Ontario Addendum to the SVMK Inc. Restricted Stock Unit Award Agreement (“Ontario RSU Addendum”) supplements and forms a part of the SVMK Inc. Restricted Stock Unit Award Agreement (“Grant Agreement”).

If there is any conflict or inconsistency between this Ontario RSU Addendum and the remainder of the Grant Agreement, this Ontario RSU Addendum will prevail to the extent of the conflict.

1.	Applicability of Addendum. This Ontario RSU Addendum only applies to you if you are an employee or other service provider of SurveyMonkey Canada Inc., a company that is an affiliate of the Company, and you are located in Ontario, Canada.

2.	Section 4 (Settlement of RSUs) is hereby deleted in its entirety and replaced with the following text:

“4. Settlement of RSUs. Following the Vesting Date of your Award of RSUs you shall be entitled to receive one share of Common Stock for each vested RSU granted to you pursuant to your Award. Settlement of your RSUs is subject to your satisfaction of your tax obligations under Section 7(a) of the Plan and subject to your execution of the Stockholders Agreement. The Company will settle each RSU as soon as practicable following its applicable Vesting Date. At its discretion, and subject to any requirements and restrictions imposed by applicable law, the Company may permit the satisfaction of such tax obligations by withholding from such delivery of Common Stock or the sale on your behalf of a number of shares of Common Stock sufficient to satisfy any taxes or other amounts required by any governmental authority to be withheld and paid over to such authority for your account, or shall otherwise make arrangements satisfactory to the Administrator for the payment or withholding of such amounts.”

3.	Section 5 (Termination of Employment with or Service to the Company) is hereby deleted in its entirety and replaced with the following text:

“5. Termination of Employment with or Service to the Company. Any RSU granted under this Grant Agreement with respect to which the Service-Based Requirement or the Liquidity Event Requirement has not been satisfied shall be immediately cancelled without any payment therefor as of the Termination Date regardless of the occurrence of a Liquidity Event thereafter. For the purposes of this Grant Agreement, “Termination Date” shall be defined to mean the last day of active employment or active service, as determined by Company (or the applicable Affiliate) in its sole discretion, without regard to and excluding any period of non-working notice of termination or any period for which pay in lieu of notice, termination pay, severance pay or any other monies in relation to the cessation of employment or service are required by applicable law or otherwise paid to or claimed by you, and regardless of whether any termination of employment or service is with or without cause or with or without notice or is otherwise lawfully effected. If the terms of any employment or service agreement between you and the Company (or any of its Affiliates) regarding your right, if any, to the vesting of RSUs granted to you are inconsistent with this Grant Agreement, then this Grant Agreement will prevail and supersede such terms of the employment or service agreement to the extent of the inconsistency.”

4.	Section 7 (Non-transferability) is hereby deleted in its entirety and replaced with the following text:

“7. Non-transferability. The RSUs are hereby subject to Section 7(b) of the Plan regarding non-transferability of Awards. In addition, any shares of Common Stock received in connection with the vesting of RSUs may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except with the prior written consent of the Board and in compliance with the terms of the Stockholders Agreement, if applicable. The RSUs and any shares of Common Stock received in connection with the vesting of RSUs may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in compliance with and subject to applicable Federal, state and provincial securities laws.”

5.	Section 13 (Necessary Acts) is hereby amended to include compliance with provincial securities or tax laws in addition to Federal and state securities or tax laws.

6.	The first paragraph of Addendum I (Service Based-Requirement Schedule) is hereby deleted in its entirety and replaced with the following text:

“The Service-Based Requirement for the RSUs granted under this Agreement will be met in the installments identified in the Grant Details section below, provided that you continue to be employed by, or to provide services to, the Company (or an affiliate of the Company) on each such date, and for greater clarity, that each such date falls on or before the Termination Date.”

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